UNI-PIXEL, INC.

2011 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT (RSU) GRANT

[Grantee]

You have been granted restricted stock units (“RSUs”) with respect to Shares of Uni-Pixel, Inc. (the “Corporation”), with the terms set forth in the RSU Agreement attached hereto and the Uni-Pixel, Inc. 2011 Stock Incentive Plan (the “Plan”), and as follows:

Board Approval Date:

Date of Grant:

Number of RSUs:	[NUMBER OF RSUs]

Vesting Schedule:	Subject to the conditions set forth herein:

[SPECIFY VESTING SCHEDULE]

Each of the above dates is a “Vesting Date.” Notwithstanding anything to the contrary herein, if your Employment ceases prior to any one or more of the Vesting Dates specified above, then you will permanently forfeit all RSUs that are unvested as of such date that your Employment ceases.

Date of Issuance:	The Corporation will deliver to you a number of Shares equal to the number of vested shares subject to your Award on the applicable Vesting Date(s). However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.

Transferability:	These RSUs may be transferred only by will or by the laws of descent and distribution and, during your lifetime, by gift or pursuant to a domestic relations order to the extent permitted and in the manner determined by the Administrator.

By your signature and the signature of the Corporation’s representative below, you and the Corporation agree that these RSUs are granted under and governed by the terms and conditions of the Plan and the RSU Agreement, both of which are attached and made a part of this document. In addition, you acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. Further, you acknowledge receipt of the Corporation’s policy permitting sale of shares only during certain “window” periods and the Corporation’s insider trading policy, in effect from time to time. Unless otherwise defined in this Notice of RSU Grant, the terms used herein shall have the meanings defined in the Plan.

In addition, you agree and acknowledge that your rights to any Shares underlying the RSUs will be earned only as you provide services to the Corporation in a capacity described in Section 5 of the Plan over time, that the grant of the RSUs is not as consideration for services you rendered to the Corporation prior to the Date of Grant, and that nothing in this Notice of RSU Grant or the attached documents confers upon you any right to continue your employment with the Corporation for any period of time, nor does it interfere in any way with your right or the Corporation’s right to terminate that relationship at any time, for any reason, with or without cause. You further agree and acknowledge that the Corporation has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your employment or consulting relationship with the Corporation and the loss of benefits available to you under this Notice of RSU Grant, including but not limited to, the termination of the right to continue vesting in the Award.

GRANTEE	Uni-Pixel, Inc.

By:
[RSU Grantee]
Name:

Title:

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UNI-PIXEL, INC.

2011 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT (RSU) AGREEMENT

1. Grant of RSU. Uni-Pixel, Inc., a Delaware corporation (the “Corporation”), hereby grants to [RSU Grantee] (“Grantee”), restricted stock units (“RSUs”) as set forth in the Notice of RSU Grant (the “Notice”), to be paid, if ever, on the date on which the RSUs vest, as set forth in the Notice of RSU Grant, and subject to the terms, definitions and provisions of the Uni-Pixel, Inc. 2011 Stock Incentive Plan (the “Plan”) adopted by the Corporation, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2. Number of Shares. The number of Shares subject to the Award may be adjusted from time to time for capitalization adjustments, as provided in the Plan. As of the Date of Grant specified in the Notice, the Corporation will credit to a bookkeeping account maintained by the Corporation for the Grantee’s benefit (the “Account”) the number of Shares subject to the Award.

3. Vesting of RSUs. These RSUs shall vest in accordance with the Vesting Schedule set out in the Notice and in this RSU Agreement.

4. Tax Withholding and Indemnification.

(a) Unless the Corporation in its sole discretion chooses to withhold from any compensation otherwise payable to the Grantee by the Corporation for the purpose of satisfying the federal, state, local and foreign tax withholding obligations of the Corporation which arise in connection with the Award (the “Withholding Taxes”), on or before the time Shares subject to the Award are distributed, or at any time thereafter as requested by the Corporation, the Corporation will withhold any amounts necessary from the Shares issuable pursuant to the Award to satisfy all or any portion of the Withholding Taxes obligation relating to the Grantee’s Award as follows: the Corporation will withhold Shares from the Shares issued or otherwise issuable to the Grantee in connection with the Award with a Fair Market Value (measured as of the Date of Issuance) equal to the amount of such Withholding Taxes; provided, however, that the number of such Shares so withheld shall not exceed the amount necessary to satisfy the Corporation’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income. For purposes of this Agreement, “Fair Market Value” means, as of any date, the fair market value of the Stock, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to all of its Grantees. Whenever possible, the determination of Fair Market Value shall be based upon the closing price for the Shares as reported in the Wall Street Journal for the applicable date. Notwithstanding the foregoing, the Corporation will not withhold any amount from Shares distributed pursuant to an Award to a Grantee who is a Consultant. Consultants shall be solely responsible for remitting any applicable federal, state, local, or foreign income taxes attributable to their Awards to the appropriate taxing authority.

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(b) In the event the Corporation’s obligation to withhold arises prior to the delivery to the Grantee of Shares or it is determined after the delivery of Shares to the Grantee that the amount of the Corporation’s withholding obligation was greater than the amount withheld by the Corporation, the Grantee shall indemnify and hold the Corporation harmless from any failure by the Corporation to withhold the proper amount.

(c) The Corporation is not obligated, and will have no liability for failure, to issue or deliver any Shares upon vesting of the RSUs unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Corporation in consultation with its legal counsel. As a condition to the vesting of these RSUs, the Corporation may require Grantee to make any representation and warranty to the Corporation as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Grantee on the date on which the RSUs vest.

5. Non-Transferability of RSU. The Award is not transferable, except by will or by the laws of descent and distribution. During the Grantee’s lifetime, the Award may be transferred by gift or pursuant to a domestic relations order to members of the Grantee’s immediate family to the extent permitted and in the manner determined by the Administrator. In addition to any other limitation on transfer created by applicable securities laws, the Grantee may not assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the Shares subject to the Award until the Shares are issued to the Grantee. After the Shares have been issued to the Grantee, the Grantee is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws. Notwithstanding the foregoing, by delivering written notice to the Corporation, in a form satisfactory to the Corporation, the Grantee may designate a beneficiary who, in the event of the Grantee’s death, shall thereafter be entitled to receive any distribution of Shares to which the Grantee was entitled at the time of his or her death pursuant to this Agreement. In addition, the Grantee shall abide by the Corporation’s policy permitting sales of shares only during certain “window” periods and the Corporation’s insider trading policy, in effect from time to time.

6. Dividends. Grantee shall receive no benefit or adjustment to his or her Award with respect to any cash dividend, stock dividend or other distribution except to the extent so provided in Section 10 of the Plan; provided, however, that this sentence shall not apply with respect to any shares that are delivered to the Grantee in connection with the Award after such shares have been delivered to the Grantee.

7. Tax Consequences. The Corporation has not provided any tax advice with respect to these RSUs or any future disposition of the Shares. The Grantee should obtain advice from an appropriate independent professional adviser with respect to, and under the laws of the Grantee’s country of residence and/or citizenship, the taxation implications of the grant, exercise, assignment, release, cancellation or any other disposal of these RSUs (each, a “Trigger Event”) and on any subsequent sale or disposition of the Shares. The Grantee should also seek advice with respect to the tax withholding, taxation indemnity, and representation and warranty provisions above in Section 4.

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8. Data Protection.

(a) To facilitate the administration of the Plan and this Agreement, it will be necessary for the Corporation (or its payroll administrators) to collect, hold and process certain personal information about the Grantee and to transfer this data to certain third parties such as brokers with whom the Grantee may elect to deposit any share capital under the Plan. The Grantee consents to the Corporation (or its payroll administrators) collecting, holding and processing the Grantee’s personal data and transferring this data to the Corporation or any other third parties insofar as is reasonably necessary to implement, administer and manage the Plan.

(b) Where the transfer is to be to a destination outside of the Grantee’s country of residence, the Corporation shall take reasonable steps to ensure that the Grantee’s personal data continues to be adequately protected and securely held.

(c) The Grantee understands that he or she may, at any time, view his or her own personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Corporation, but acknowledges that without the use of such data it may not be practicable for the Corporation to administer the Grantee’s participation in the Plan in a timely fashion or at all and this may be detrimental to the Grantee.

9. No Guarantee of Continued Employment. The Grantee’s employment or consulting relationship with the Corporation or an Affiliate is not for any specified term and may be terminated by the Grantee or by the Corporation or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Agreement (including, but not limited to, the vesting of the Award pursuant to the schedule set forth in the Notice of RSU Grant or the issuance of the Shares subject to the Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon the Grantee any right to continue in the employ of, or affiliation with, the Corporation or an Affiliate; (ii) constitute any promise or commitment by the Corporation or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment, consultancy or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Corporation of the right to terminate the Grantee at will and without regard to any future vesting opportunity that the Grantee may have. For purposes of the Notice of RSU Grant and this Agreement, Employment by a parent or subsidiary of or a successor to the Corporation shall be considered Employment by the Corporation.

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10. Unsecured Obligation; No Voting Rights. The Award is unfunded, and as a holder of a vested Award, the Grantee shall be considered an unsecured creditor of the Corporation with respect to the Corporation’s obligation, if any, to issue Shares pursuant to this Agreement. The Grantee shall not have voting or any other rights as a stockholder of the Corporation with respect to the Shares to be issued pursuant to this Agreement until such Shares are issued to the Grantee pursuant to this Agreement. Upon such issuance, the Grantee will obtain full voting and other rights as a stockholder of the Corporation. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Grantee and the Corporation or any other person.

11. Notices. Any notices provided for in the Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Corporation to the Grantee, five (5) days after deposit in the United States mail, postage prepaid, addressed to the Grantee at the last address the Grantee provided to the Corporation. Notwithstanding the foregoing, the Corporation may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation.

12. Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law, unless preempted by applicable federal law.

13. Miscellaneous.

(a) The rights and obligations of the Corporation under the Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Corporation’s successors and assigns. The Grantee’s rights and obligations under the Award may only be assigned with the prior written consent of the Corporation.

(b) The Grantee shall, upon request, execute any further documents or instruments necessary or desirable in the sole determination of the Corporation to carry out the purposes or intent of the Award.

(c) The Grantee acknowledges and agrees that he or she has reviewed the Notice of RSU Grant, this Agreement, and the Plan in their entireties, has had an opportunity to obtain the advice of counsel prior to executing and accepting the Award, and fully understands all provisions of the Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Corporation under the Plan and this Agreement shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

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14. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15. Effect on Other Employee Benefit Plans. To the extent that Grantee is an Employee, the value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Corporation or any Affiliate, except as such plan otherwise expressly provides. The Corporation expressly reserves its rights to amend, modify, or terminate any of the Corporation’s or any Affiliate’s employee benefit plans.

16. Effect of Agreement. The Grantee acknowledges receipt of a copy of the Plan as well as a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Award terms), and hereby accepts these RSUs and agrees to be bound by its contractual terms as set forth herein and in the Plan. The Grantee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to the RSUs. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. The Notice of RSUs, this Agreement, and the Plan constitute the entire agreement between the Grantee and the Corporation on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

[Signature Page Follows]

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This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

GRANTEE	Uni-Pixel, Inc.

By:
[Grantee]
Name:

Date:	Title:

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